Exhibit 3.4

BYLAWS
OF
USW FINANCING CORP.
ARTICLE I
OFFICES
The principal office of the corporation in the State of Texas shall be located in the City of Houston and County of Harris. The corporation may have such other offices, either within or without the State of Texas, as the business of the corporation may require from time to time.
The registered office of the corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office initially designated in the Certificate of Incorporation of the corporation or such other office as the Board of Directors may designate from time to time in the manner provided by law.
ARTICLE II
STOCKHOLDERS
SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the first day of February of each year, commencing with the year 2013, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the first preceding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be.
SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote.
SECTION 3. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Delaware, except as otherwise provided in Section 5 of this article.
SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in the ease of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 nor more than 60 days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his/her address as it appears on the records of the corporation, with postage thereon prepaid.
SECTION 5. MEETING OF ALL STOCKHOLDERS. If all of the stockholders shall meet at any time and place, either within or without the State of Texas, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.
SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 10 days, or in the case of a merger, consolidation share exchange, dissolution or sale, lease or exchange of assets, at least 20 days, immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, for a meeting of stockholders, not less than 10 days, or in the case of a merger, consolidation share exchange, dissolution or sale, lease or exchange .of assets, not less than 20 days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.
SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within 20 days after the record date for a meeting of stockholders or at least 10 days before each meeting of stockholders, whichever is earlier, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Texas, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.
SECTION 8. QUORUM. A majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, that if less than all of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these bylaws.
SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his/her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.
SECTION 10. VOTING OF SHARES. Subject to the provisions of Section 12 of this article, each outstanding share of common stock shall be entitled to one vote upon each matter submitted to vote at a meeting of stockholders.
SECTION 1 1 . VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his/her administrator, executor, court-appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court-appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him/her, either in person or by proxy.
Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his/her name if authority to do so shall be contained in an appropriate order of the court by which such receiver was appointed.
A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.
SECTION 12. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder, shall appoint one or more persons as inspectors for such meeting.
Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.
Each report of an inspector shall be in writing and signed by him/her or by a majority of them if there be more than one inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
SECTION 13, INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken shall be signed (a) if five days prior to notice of the proposed action is given in writing to all of the stockholders entitled to vote with respect to the subject matter hereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the stockholders entitled to vote with respect to the subject matter thereof.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of the State of Delaware if such action had been voted on by the stockholders at a meeting thereof, the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with the provisions of the General Corporation Law of the State of Delaware and that written notice has been given as provided in such provision.
SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be viva-voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

ARTICLE III
DIRECTORS
SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the discretion of its board of directors.
SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be a minimum of one (1) and a maximum of seven (7). Each director shall hold office until the next annual meeting of stockholders or until his/her successor shall have been elected and qualified. Directors need not be residents of the State of Texas or stockholders of the corporation. The number of directors of the corporation may be increased or decreased at any time by resolution of the board of directors.
SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.
SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the board of directors called by them.
Members of the board of the directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.
SECTION 5. NOTICE. Other meetings of the Board of Directors for any purpose or purposes may be held at any time upon call by the President or, if the President is absent or unable to or refuses to act, by one of the directors. Such meetings may be held at any place within or without the State of Texas as may be designated from time to time by resolution of the Board or by written consent of all members of the Board.
Written notice of the time and place of other meetings shall be delivered personally to each Director or sent to each Director by mail or other form of written communication, charges prepaid, addressed to the Director at the Director's address as it is shown upon the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States Mail at least seventy-two (72) hours prior to the time of the holding of the meeting. In case such notice is personally delivered, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing or delivery as above provided shall constitute due, legal and personal notice to such Director.
The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
SECTION 6. QUORUM. A majority of the number of directors fixed by these bylaws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these bylaws, or the Certificate of Incorporation.
SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. A majority of the board of directors may fill any vacancy prior to such annual or special meeting of stockholders.
SECTION 9. RESIGNATION AND REMOVAL OF DIRECTORS. A director may resign at any time upon written notice to the board of directors. A director may be removed with cause, by a majority of stockholders if the notice of the meeting names the director or directors to be removed at said meeting.
SECTION 10. INFORMAL ACTION BY DIRECTORS. Unless specifically prohibited by the Certificate of Incorporation or bylaws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or the executive committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the executive committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State of Delaware.
SECTION 11. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise notwithstanding any director conflict of interest. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.
SECTION 12. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
SECTION 13. APPOINTMENT OF COMMITTEES. The board of directors may, by resolution passed by the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.
ARTICLE IV
OFFICERS
SECTION I. NUMBER. The officers of the corporation shall be a Chief Executive Officer, a President, a Treasurer and a Secretary or such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.
SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his/her successor shall have been duly elected and shall have qualified or until his/her death or until he/she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment at the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.
SECTION 5. CHIEF EXECUTIVE OFFICER. The chief executive officer, if one has been elected, shall be the principal executive officer of the corporation and shall implement the general policies of the corporation and in general supervise and control all of the business and affairs of the corporation. He/she shall preside at all meetings of the board of directors and of the shareholders of the corporation. He/she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

SECTION 6. PRESIDENT. The president shall assist the chief executive officer with implementing and overseeing the general policies of the corporation and in general supervise and control all of the business and affairs of the corporation. He/She shall preside at all meetings of the board of directors and of the stockholders of the corporation. He/She may sign certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.
SECTION 7. TREASURER. If required by the board of directors, the treasurer, if one has been elected, shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the board of directors shall determine. He/She shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; received and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; (b) in general perform all the duties incident to the officer of treasurer and such other duties as from time to time may be assigned to him/her by the president or by the board of directors.

SECTION 8. SECRETARY. The secretary, if one has been elected, shall: (a) keep the minutes of the stockholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation, if one is held, is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the board of directors.
SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries as thereunto authorized by the board of directors may sign with the president or a vice president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors.

SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a director of the corporation.
ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS
SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.
SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.
SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.
ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER
SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and may be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the board of directors may prescribe.
SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his/her legal representative, who shall furnish proper evidence of authority to transfer, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.
ARTICLE VII
FISCAL YEAR
The fiscal year of the corporation shall be determined by the board of directors.
ARTICLE VIII
DIVIDENDS
The board of directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE IX
SEAL
The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Delaware."
ARTICLE X
WAIVER OF NOTICE
Whenever any notice whatsoever is required to be given under the provisions of these bylaws or under the provisions of the Certificate of Incorporation or under the provisions of General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE XI
AMENDMENTS
Unless the power to make, alter, amend or repeal the bylaws is reserved to the stockholders by the Certificate of Incorporation, the bylaws of the corporation shall be made, altered, amended or repealed by the board of directors.
ARTICLE XII
INDEMNIFICATION
SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the corporation to the fullest extent authorized under the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 hereof with respect to Proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.
SECTION 2. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the corporation the expenses incurred in defending any Proceeding for which such right to indemnification is applicable, in accordance with this Article, in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
SECTION 3. RIGHT OF INDEMNITEE TO BRING SUIT. The rights to indemnification and to the Advancement of Expenses conferred in Section 1 and 2 of this Article shall be contract rights. If a claim under Section 1 and 2 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in Delaware law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article or otherwise shall be on the corporation.
SECTION 4. NOTICE TO STOCKHOLDERS. If the corporation indemnifies or makes an Advancement of Expenses to or on behalf of an officer or director under Section 1 or 2 of this Article, the corporation shall report such indemnification or Advancement of Expenses in writing to the stockholders of the corporation with or before the notice of the next shareholders meeting.
SECTION 5. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the Advancement of Expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.
SECTION 6. INSURANCE. The corporation shall maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware law.
SECTION 7. STOCKHOLDER NOTICE OF INDEMNIFICATION PAYMENT. If the corporation has indemnified or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the stockholders with or before the notice of the next stockholder's meeting.
SECTION 8. MERGER. For purposes of this Article, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employee or agents, so that any person who was a director, officer or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.
SECTION 9. EMPLOYEE BENEFIT PLANS. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and reference to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he/she or he/she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.